EXHIBIT 10

                        MASTER DISTRIBUTORSHIP AGREEMENT




                                     BETWEEN

                         WEBTECH WIRELESS INTERNATIONAL

                              WEBTECH WIRELESS INC.


                                       AND


                        GLOBAL AXXESS CORPORATION LIMITED

                                  19 JUNE 2002



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                                                TABLE OF CONTENTS

RECITALS............................................................................................................3
Interpretation......................................................................................................3
Term................................................................................................................4
Distribution Rights.................................................................................................4
Ordering Products...................................................................................................5
Prices and Terms of Payment.........................................................................................5
Shipment and Risk of Loss...........................................................................................6
Product Warranties..................................................................................................7
Right to Manufacture................................................................................................8
Right to Assemble...................................................................................................8
Use of Name and Trademarks..........................................................................................8
WebTech's General Obligations.......................................................................................9
Distributor's General Obligations..................................................................................10
Indemnities........................................................................................................10
Patent Indemnity...................................................................................................10
Limitation of Liability and Remedies...............................................................................11
Representations and Warranties.....................................................................................11
Proprietary Information............................................................................................12
Technology Escrow..................................................................................................13
Assignment.........................................................................................................13
Default............................................................................................................13
Termination........................................................................................................13
General Provisions.................................................................................................14
SCHEDULE A.........................................................................................................16
SCHEDULE B.........................................................................................................17
SCHEDULE C.........................................................................................................18
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                        MASTER DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT dated for reference 19 June 2002 is between WEBTECH WIRELESS INTERNATIONAL, a Barbadian corporation of Palm Court, 28 Pine Road, Belleville, St. Michael, Barbados, and WEBTECH WIRELESS INC., an Alberta corporation of Suite 215, 4299 Canada Way, Burnaby, BC, V5G 1H3, and fax at 604 434 5270; and GLOBAL AXXESS CORPORATION LIMITED, an Irish company of 6 Sullivans Quay, Cork, Co. Cork, Republic of Ireland, and fax at 011 353 21 496 3877.

RECITALS

WHEREAS:

A. WebTech Wireless International's parent, WebTech Wireless, has developed a wireless vehicle tracking, communications and telematics system composed of hardware and software that it calls the Quadrant System(TM) and has agreed to grant Global Axxess the exclusive right to distribute the Quadrant System(TM) in Europe.

B. Global Axxess has assembled a team of experienced marketing and sales professionals for the purpose of marketing and selling the Quadrant System(TM)in Europe and elsewhere in the world.

C. This agreement sets out the terms and conditions of the parties' agreement.

IN CONSIDERATION of the following mutual covenants and for valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, THE PARTIES agree that:

INTERPRETATION

1.     In this agreement:

       a. "Delivery Date" means the date on which WebTech delivers Products to a carrier for shipping according to Distributor's purchase order.

       b.  "Distributor" means Global Axxess Corporation Limited.

       c. "Effective Date" means the day on which all parties have signed this agreement.

       d. "Order Acceptance" means a written confirmation of the terms of a purchase order.

       e. "Products" means the hardware and software listed on Schedule A and any product developed by WebTech that permits wireless tracking, transmitting or archiving of data or any combination of the three functions.

       f.  "Term" means two years from the Effective Date.

       g.  "Territory" means the countries named in Schedule B.

       h. "Unit" means a single one of any of the WebTech hardware devices described as a Product.

       i. "WebTech" means WebTech Wireless International and WebTech Wireless Inc. jointly and severally.

2.     All references in this agreement to

       a.  $ are references to United States dollars unless otherwise indicated,

       b.  time are references to the time in Vancouver, Canada,


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       c.  days are references to calendar days.

3. This agreement includes Schedules A, B and C, without which this agreement is not effective. The defined terms in the schedules are defined in this agreement.

TERM

4. This agreement expires at the end of the Term. Distributor may renew this agreement at the end of the Term if Distributor has ordered the minimum number of Units required by paragraph 7. If Distributor intends to renew this agreement, it must notify WebTech in writing at least thirty days before the Term expires. The parties will negotiate in good faith the prices and minimum quantities of Products to reflect WebTech's development of new products and changes in its manufacturing costs and market conditions prevailing at the time of the renewal. Any reference to Term in this agreement includes a renewal of this agreement beyond the end of the first Term.

Distribution Rights

5. WebTech grants Distributor the exclusive right to distribute the Products in the Territory.

6. Distributor must request WebTech's written consent to distribute outside of the Territory. WebTech may withhold its consent only if it has granted another party the exclusive right to distribute the Products where Distributor proposes to sell the Products outside of the Territory. WebTech's written consent for new territories would include, but is not limited to, terms and conditions such as minimum order and market support.

7. To retain the exclusive right to be the sole distributor of the Products in the Territory, Distributor must order a minimum of 1,000 Units in the first year of the Term and a total of 7,000 Units by the end of the Term for delivery as set out in Table 1. To confirm the deliveries, Distributor must deliver to WebTech a purchase order setting out the quantities of each Unit, the delivery dates, and the prices. Distributor will pay for each purchase order as provided in paragraph 18.


Table 1
Exclusive Right Order
--------------------------------------------------------------------------------
Number    Purchase order date
of Units  (number of days after Effective Date)
--------------------------------------------------------------------------------
      50  As requested by Distributor
     150   45
     200  105
     200  165
     200  225
     200  285
   6,000  At the rate of 500 Units per month during the second year of the Term
 -------
  7,000
--------------------------------------------------------------------------------

8.     Intentionally deleted and left blank.

9. Distributor may not, for as long as it retains exclusive distribution rights in the Territory, actively market in the Territory products that compete directly with the Products, but may enter agreements with manufacturers or suppliers of products that provide complementary or synergistic products that enhance the products and services that Distributor offers.

10. If WebTech consistently fails to deliver Products within thirty days of the agreed delivery date, then Distributor may market, buy and re-sell competing products without losing its exclusive distribution right in the Territory.


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11.    As a master distributor, Distributor may sub-license any of its rights under this agreement to other distributors within the Territory. A sub-licence agreement cannot create an agreement directly between the sub-licensee and WebTech or give a sub-licensee recourse to WebTech in any circumstance.

12. WebTech knows that Distributor may choose to incorporate subsidiary companies or other business organisations for the purpose of marketing and selling Products in different jurisdictions and consents to Distributor's granting subsidiary companies and affiliated organisations the right to market the Products on terms of Distributor's choosing providing the terms do not conflict with this agreement.

13. Neither a sub-licence agreement nor a right to market the Products granted by paragraph 11 or 12 constitutes an assignment of this agreement.

ORDERING PRODUCTS

14.    Initial minimum order

       a. Distributor will order a minimum of 50 Units at the prices listed on Schedule A within thirty days of the Effective Date and pay 100% of the purchase price when it places the order. WebTech acknowledges that Distributor has placed the initial minimum order and paid the purchase price.

       b. WebTech will deliver the Units ordered in the initial minimum order to Distributor as Distributor requests them.

15.    Subsequent orders

       a.  Distributor must

           i. deliver purchase orders to WebTech by hand, by e-mail followed by a copy by fax, in which case the date of the e-mail governs, by fax alone, or by any other medium that the parties accept in writing, and

           ii. include in its order the number of Products ordered, the price, the delivery dates, and the destination for delivery.

       b. WebTech will e-mail and fax an Order Acceptance to Distributor within seven days of its receiving a purchase order. If WebTech is unable to fill Distributor's purchase order, it must disclose in the Order Acceptance the reason for its inability to deliver.

       c. Distributor may cancel any order within seven days of its delivering the order to WebTech by delivering a written notice of cancellation to WebTech. If Distributor cancels an order after WebTech has delivered an Order Acceptance then Distributor is liable to WebTech only for 20% of the purchase price of the cancelled order. Distributor is not liable to WebTech for any costs if it cancels an order before WebTech has delivered an Order Acceptance. WebTech will refund all or part, as applicable, of the deposit that Distributor has paid for a cancelled order within thirty days of its receiving Distributor's notice of cancellation.

PRICES AND TERMS OF PAYMENT

16. WebTech will charge Distributor the prices for the Products that are set out on Schedule A unless the prices are changed by the parties' mutual agreement. All prices are FOB WebTech's plant and do not include any taxes or duties that may be levied on the sale. Distributor must pay all costs of shipping and insurance and any taxes or customs duties that may be payable, which also includes Products under warranty.


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17.    If the parties re-negotiate the prices on Schedule A, the prices

       a. must be both competitive and allow Distributor to earn a reasonable margin, and

       b. cannot be higher than the lowest price it charges comparable distributors for the same number of Products at the same time anywhere outside of the Territory.

18. Invoicing and payment terms for Units. WebTech will invoice Distributor for 50% of the purchase price within seven days of its receiving the purchase order and the remainder of the purchase price on the Delivery Date. The invoice for the remainder of the purchase price must include proof of delivery. Distributor will pay 50% of the purchase price thirty days before the Delivery Date and 50% on the Delivery Date.

19. Invoicing and payment terms for Quadrant VLS(TM). WebTech will invoice Distributor monthly in advance for each Unit that is activated to the Quadrant VLS(TM) service portal. Distributor will pay the invoice within thirty days of the invoice date.

20. Paying invoices. Distributor will pay all invoices by wire transfer or as the parties otherwise agree. WebTech will give wire instructions in its invoice.

21. If Distributor asks for credit, it must provide whatever financial information that WebTech reasonably requests to enable WebTech to evaluate the risk. Any information provided is subject to the confidentiality provisions of paragraphs 62 and 63 .

22. WebTech will grant credit based upon its evaluation of Distributor's financial condition and prompt payment history. If Distributor does not pay an amount when it is due, the unpaid amount is considered delinquent and WebTech may

       a.  withdraw its credit approval,

       b.  cancel further orders,

       c. demand that Distributor secure the delinquent amount or new orders with a letter of credit, or

       d. require that Distributor pay all or part of new or undelivered orders in advance.

23.    WebTech may take the actions outlined in paragraph 22 only if

       a. it gives Distributor 15 days' written notice of its intent and an opportunity to pay the delinquent amount, and

       b. Distributor does not pay the delinquent amount and interest equal to 1.5% per month on the delinquent amount within 15 days of its receiving the notice.

24. Distributor is liable for any costs, including reasonable attorney's fees, that WebTech incurs if it is forced to implement collection proceedings to recover delinquent amounts.

SHIPMENT AND RISK OF LOSS

25.    WebTech

       a. will deliver the Products that Distributor orders to locations and on the schedules designated by Distributor in the purchase order,

       b. will pack the Products for shipment and storage to meet commercial standards and will choose the method of shipment and carrier unless Distributor provides written instructions for the packing and shipping,


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       c.  will insure each shipment against damage or loss from any cause en route to the designated destination, and

       d. may ship partial orders but must give Distributor a written notice of its intention at least thirty days before the delivery date that Distributor specified in its order.

26. Ownership and risk of loss shift to Distributor when WebTech delivers ordered Products to the carrier.

27. WebTech is not liable for any failure to complete a delivery if the failure is due to fire, embargo, strike, failure to secure materials from its usual arm's-length suppliers, or any other circumstances beyond WebTech's reasonable control that prevents WebTech from delivering Products as requested. WebTech will promptly deliver the ordered Products when the cause of the failure to deliver is remedied.

28. Distributor is liable to WebTech only for Products delivered and accepted without notice of claim within fourteen days of Distributor's receipt at the destination specified in the order.

PRODUCT WARRANTIES

29. WebTech will warrant and certify that it has performed its standard factory inspection and acceptance tests of every Product that it ships, that the Products conform to their then-current published specifications, and that the Products are free from defects in materials and workmanship under normal use and service for fourteen months from the Delivery Date. If a Product malfunctions, fails to operate, or is otherwise defective during the term of the warranty, WebTech will promptly replace it whether the Product is owned by Distributor or a customer of Distributor.

30. WebTech expects the Distributor to set up a support organization in the Territory once the minimum order described in paragraph 7 is delivered to Distributor. Distributor's customers must then ship Products under warranty to that organization for repair.

31. WebTech's sole obligation to Distributor under this warranty is to repair or replace without charge any Product found to be defective. Distributor must return the Product within 30 days of identification of the defect, freight prepaid, to the factory or service centre that WebTech designates. WebTech may, at its option, either

       a. repair the Product at Distributor's facility or at Distributor's customer's site, or

       b. replace the Product with the same Product or a new Product of comparable function.

32. WebTech is not required to ship a replacement Product until WebTech has examined the Product and confirmed that it is defective. If WebTech is unable within a reasonable time to repair or replace the item, then WebTech will either replace it with a Product of comparable function or refund the purchase price.

33. This warranty does not cover expendable items, such as fuses or other parts that fail from normal use, or to any Product that WebTech determines has been subjected by Distributor or by another party to

       a. operating or environmental conditions in excess of WebTech's written specifications or recommendations,

       b.  damage, misuse or neglect, or

       c.  improper installation, repair or alteration.

34. WebTech warrants that all documentation that it supplies to Distributor by any means, including printed and electronic media, accurately reflects the capability of the Products. WebTech indemnifies Distributor for any costs resulting from claims that a Product is materially different from the Product advertised or represented in WebTech's documentation.


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35.    Except as to title and as described in this agreement, WebTech provides no other warranty for the Products and disclaims any implied warranty arising out of trade usage or out of a course of dealing or course of performance. WebTech does not guarantee the integrity of data during transmission to the Quadrant VLS(TM), or warrant that the Quadrant VLS(TM) will operate un-interrupted or error-free.

36. The warranty described under the heading "Product Warranties" is void if Distributor has not followed the technical advice and instructions provided by WebTech regarding the operation, inspection, and first-line, after-sales support of the Products.

RIGHT TO MANUFACTURE

37. WebTech does not warrant that it will continue to manufacture any Product indefinitely or for a specific time and may modify any specification or characteristic of the Products or cease to manufacture or support a Product. WebTech will give Distributor ninety days written notice of its intention to remove a Product from its product line or cease to support it, and thirty days notice if it must cease manufacturing a Product because of an action of its suppliers. Distributor may continue to order Products during the notice period and may, at its own expense, manufacture any Product after WebTech discontinues its production if it has an order and WebTech declines the order in writing unless WebTech has a Product that has the same or similar functionality. WebTech will assist Distributor, at Distributor's cost, by providing, among other things, designs, gerbers, test criteria, technical documentation, information on suppliers, and tooling required to manufacture the discontinued Product and ensure that its quality is consistent with the quality of Products manufactured by WebTech.

38. Except as permitted by paragraph 37, Distributor will not manufacture any product that competes directly with the Products.

RIGHT TO ASSEMBLE

39. WebTech will grant a licence to Distributor to assemble the Products at a designated facility in the Territory after Distributor has placed the initial minimum order described in paragraph 14. WebTech reserves the right to approve the manufacturing facility and ensure that quality is controlled to WebTech's standards, but cannot unreasonably withhold its approval. The parties will negotiate the terms of the assembly licence, including the cost of parts, quality control, and warranty coverage.

USE OF NAME AND TRADEMARKS

40. WebTech owns every interest in its name, trademarks, trade names and logos, and nothing in this agreement grants Distributor an interest in them.

41. Distributor may, in connection with the operation of the distributorship authorised by this agreement but in no other connection,

       a.  publish that it is an authorised distributor of the Products, and

       b. use WebTech's name, trademarks, trade names and logos to solicit sales of the Products with WebTech's written approval, which it cannot withhold unreasonably.

42. Distributor must comply with WebTech's instructions for the use of its name, trademarks, trade names and logos.

43. Distributor may, with WebTech's written consent, brand the Products as its own and must use the words "Powered by WebTech Wireless".

44. Neither party may use the other's name, trademarks, trade names, logos, or any confusingly similar word or symbol, either in its own corporate name or in any fictitious business name, nor, to the extent that it has the power to control the use, permit another party to use them.


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45.    Distributor will, immediately upon the termination of this agreement, discontinue its use of WebTech's name, trademarks, trade name, logos, and anything that indicates that it is a distributor of the Products and return to WebTech all of the literature relating to the Products that WebTech has supplied to Distributor.

WEBTECH'S GENERAL OBLIGATIONS

46.    WebTech will, at its own cost unless otherwise stated,

       a. unless excused by circumstances beyond WebTech's reasonable control, promptly deliver to Distributor the Products that Distributor orders to the locations that Distributor designates,

       b. provide second-level help-desk support and all technical documentation that is required by Distributor to enable Distributor to provide first-level, after-sales support to Distributor's customers,

       c. ensure that the Products retain their certification according to current standards (such as CE mark) and are certifiable according to future standards that may be required for the Product to be legally saleable in the Territory,

       d. if it redesigns any Product, be responsible for safety, homologation and type approval for Products in the Territory, and will assist Distributor with obtaining certifications for Products redesigned in response to requests from Distributor by providing documentation, information and advice about the re-designed Product,

       e. promptly refer to Distributor all leads, prospects, and related information that are directed to it or that it receives from potential customers of the Products within the Territory,

       f. if WebTech discontinues the manufacture of any of the Products, continue, for a reasonable time after the discontinuance, to make Products available to Distributor as is reasonably necessary to honour warranties and to service the discontinued Products that Distributor has sold,

       g. at Distributor's expense, train on service selling, operation, installation, and trouble-shooting and repair of the Products one project manager, one sales manager and one technician assigned by Distributor,

       h. if it maintains an advertising program to develop awareness and quality image for the Products, supply Distributor with sales material and technical data relating to the Products in electronic form so that Distributor can have them printed (at Distributor's cost, if any) when Distributor requests them,

       i. will continue to develop new products and provide reasonable information about new products to allow Distributor to develop future marketing plans, and

       j. keep confidential any information that it obtains from Distributor about Distributor's business.

47.    WebTech will not

       a. sell any Product to any person, other than Distributor, who resells, leases or rents products similar to the Products within the Territory, or to any person for that person's direct use in the Territory or if the person orders the Product be delivered to a place within the Territory,

       b. impose retail prices for the Products or marketing limits on Distributor, or

       c. publish prices for the Products in any medium in or accessible in (on the Internet, for example) the Territory.


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DISTRIBUTOR'S GENERAL OBLIGATIONS

48.    Distributor will

       a. devote its best efforts to promoting, selling, leasing and servicing the Products to customers where it is authorised to sell them by this agreement,

       b. use the Products that it buys from WebTech to generate revenue only by reselling Products to its customers but may use Products that it buys for non-revenue-generating purposes, such as trial projects, demonstrations, and certification procedures,

       c. file this agreement with any governmental authority that requires it in order for Distributor to carry on its business and pay any taxes or other charges that the authority levies,

       d. provide first-line after-sales support of the Products in accordance with the technical information provided by WebTech,

       e. share information obtained during the course of its business with WebTech if Distributor believes that the information will improve the Products' performance or identify new requirements and improve WebTech's and Distributor's competitive edge, and

       f. keep confidential any information that WebTech provides under this agreement that is not intended to aid Distributor in making sales or servicing its customers who have bought the Products.

49. Distributor may not, except as permitted by this agreement, develop products that compete with the Products without first offering WebTech the opportunity to develop the new product to Developer's specifications. WebTech must notify Distributor of its acceptance or rejection of the offer within fourteen days of its receiving the offer. If it does not deliver its written notice within the time specified, then Distributor may proceed to develop the new product to the specifications delivered to WebTech. If Developer changes the specifications, it must again offer the opportunity to WebTech and the same acceptance or rejection conditions apply to the new offer.

INDEMNITIES

50. WebTech indemnifies Distributor against any claim and damage of any kind arising out of any defects, failures, or malfunctions of any Product, except those caused by Distributor or otherwise arising out of or attributed, directly or indirectly, to Distributor's conduct, operations or performance.

51. Distributor indemnifies WebTech against any claim and damage of any kind for injury to or death of any person or persons and for damage to or loss of property arising out of or attributed, directly or indirectly, to Distributor's conduct, operations or performance.

52. Distributor acknowledges that the Products are not specifically designed or intended for use as a component in the maintenance or operation of a nuclear facility and indemnifies WebTech against any claim arising out of such a use.

PATENT INDEMNITY

53. WebTech will, at its expense, defend Distributor against any claim that any Product that it has sold to Distributor, or any documentation accompanying or in connection with the Product, infringes a Canadian patent or Canadian copyright and will pay all costs, damages and attorney's fees that a court finally awards as a result of such a claim. Distributor must promptly notify WebTech of a claim, cooperate fully with WebTech in its defense, and give WebTech sole authority to control the case and any related settlement negotiations. WebTech is not liable for any settlement that Distributor makes without WebTech's written consent.


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54.    If WebTech believes that any Product is likely to become the subject of a claim, Distributor will permit WebTech, at WebTech's option and expense, to attempt either to secure Distributor's right to continue using the Product, or to replace or modify it so that it does not infringe without materially affecting Distributor's ability to use it. If neither of these alternatives is available on terms that WebTech believes are reasonable, then Distributor will return the Products to WebTech at WebTech's request, WebTech will refund the purchase price to Distributor, less a reasonable amount for use, damage or obsolescence, and Distributor is relieved of to the negative obligations set out in paragraph 9.

55. WebTech has no obligation to perform under the foregoing two paragraphs for claims based upon

       a. Distributor's modification of the Produce without WebTech's authority; or

       b. WebTech's compliance with Distributor's designs, specifications or instructions, or

       c. the combination or interconnection of the Products with any hardware or software that WebTech has not supplied.

56. WebTech will provide sufficient information for Distributor to conduct patent searches and defend itself against any patent infringement claim in any country in which Distributor has sold or intends to sell Products.

LIMITATION OF LIABILITY AND REMEDIES

57. Neither party is liable to the other nor considered to be in default of this agreement for

       a. any failure or delay in performance that results from an act of God, acts or regulations imposed by any governmental or international authority, war or national emergency, terrorist activity, accident, fire, strikes, lock-outs, industrial disputes or epidemics,

       b. any loss of data, re-procurement costs, lost revenue or profits, or for any other special, incidental or consequential damages that might occur as a result of a party's performance or failure to perform under this agreement even if the loss or damages were foreseeable or the performing or non-performing party informed the other of their potential.

58. The parties' only remedies in the circumstances described in paragraph 57 are set out in this agreement.

59. WebTech's total liability to Distributor for damages under this agreement, unless otherwise provided in this agreement, is limited to the price that Distributor paid for a Product.

REPRESENTATIONS AND WARRANTIES

60.    WebTech International and WebTech each  represents and warrants that:

       a. It is a corporation formed and in good standing under the laws of its incorporation.

       b. It owns the rights to the Products and has granted no other party the right to distribute them in any way that will conflict with the rights granted to Distributor in this agreement.

       c. Any Product that it re-designs will be of the same or superior and certifiable quality as the original Product.

       d.  It has the corporate capacity to make and perform this agreement.

       e. It has the right to grant the rights granted under this agreement, the granting of the rights does not violate any patent or other property right held by another party, and Distributor's exercise of its rights under this agreement does not violate any patent or property right held by another party.


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       f.  Its making this agreement does not cause it to breach any other agreement.

       g. The person who has signed this agreement on its behalf is authorised to accept its terms and conditions and bind its performance on its behalf.

61.    Distributor represents and warrants that:

       a. It is a corporation formed and in good standing under the laws of Republic of Ireland.

       b.  It has the corporate capacity to make and perform this agreement.

       c. Its making this agreement does not cause it to breach any other agreement.

       d.  Its directors have reviewed this agreement and resolved to accept it.

PROPRIETARY INFORMATION

62. During the course of the relationship created by this agreement, each party may have access to confidential or proprietary information of the other. WebTech and Distributor each will diligently maintain in confidence any proprietary information disclosed to it by the other if the information is furnished on a confidential basis and marked or identified as confidential or proprietary when it is first disclosed. Proprietary information may include the documents supplied to aid in the specification, installation, operation, text, or maintenance of the Products, or information about marketing or distribution plans. Diligence means the precaution and standard of care that the receiving party uses to safeguard its own proprietary information, but is never less than reasonable care.

63. The receiving party may not reproduce, distribute or disclose any proprietary information to others, or use it for any commercial purpose outside this agreement, without first obtaining the written permission of the party that furnished it. In particular, WebTech and Distributor each will ensure that all of its employees who have access to the proprietary information of the other are required to hold the information in confidence and to use it only in the course of their employer's business.

64. This section does not impose any obligation on either party if the information is

       a.  publicly known at the time of disclosure,

       b.  already known to the receiving party at the time of the disclosure,

       c. furnished by the disclosing party to others without restrictions on its use or disclosure,

       d. independently developed by the receiving party without use of the proprietary information, or

       e. information that is required to be disclosed under the laws of Canada or the Territory, if refusing to disclose the information would be detrimental to the parties, their directors, officers, staff or agents.

65. The obligations created in paragraphs 62 and 63 expire five years after the date of WebTech's last shipment to Distributor under this agreement.

66. This agreement does not grant Distributor any license under any patents or other industrial property rights that WebTech owns, controls or is licensed to use, except the right to buy, sell and deal in the Products. In particular, this agreement does not grant Distributor any right to manufacture the Products except as provided in paragraph 37.

TECHNOLOGY ESCROW

67. If WebTech is in default under sub-paragraphs 70 (a) to (c), then WebTech (or any receiver, bankruptcy trustee, or similar appointee who has taken charge of WebTech's assets) will deliver, at Distributor's request, all designs, documentation, and any other thing that is necessary to continue the production and supply of the Products so that Distributor can ensure that the Products continue to be manufactured and available to Distributor. If WebTech creates an escrow of any design, documentation, or other thing that would enable another manufacturer to produce the Products for another customer, it will inform Distributor and give Distributor the same right to the escrowed information, at Distributor's cost.

ASSIGNMENT

68. Neither party may assign this agreement to any other person without the written consent of the other party to this agreement, which consent neither party may withhold unreasonably.

DEFAULT

69. Neither party is in default of this agreement because of a delay or failure to perform if the delay or failure results from a cause beyond its reasonable control.

70.    Either party is in default if

       a. it is adjudicated a voluntary or involuntary bankrupt under any bankruptcy or insolvency law,

       b. it is insolvent or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of its assets,

       c.  it makes an assignment for the benefit of creditors,

       d. it assigns this agreement or any of its rights under the agreement in violation of paragraph 68, or

       e. it fails to perform any material obligation under this agreement, including the obligation to pay amounts when due.

TERMINATION

71. If either party terminates this agreement, it must deliver a written notice of termination to the other as provided in paragraph 79.

72.    Termination of exclusivity.

       a. WebTech may terminate Distributor's exclusive rights in the Territory if Distributor fails to order the minimum number of units required to maintain its exclusive rights in the Territory. To terminate the exclusivity, WebTech must first give Distributor written notice of Distributor's failure. If Distributor cures the failure within fourteen days of its receiving WebTech's notice, then its exclusivity within the Territory continues.

       b. If WebTech terminates Distributor's exclusivity within the Territory under this paragraph 72 then this agreement continues unaffected except that Distributor's rights within the Territory are not exclusive.

73.    Termination by WebTech.

       a. WebTech may terminate this agreement without prejudice to any other remedy that it may have in law, equity or otherwise under this agreement

           i. immediately without notice if Distributor is in default as described in sub-paragraphs 70 (a) to (e), or

           ii. fifteen days after WebTech has given Distributor a written notice that Distributor is in default under sub-paragraph 70 (e) (and exhausted its collection remedies in paragraph 23) and demands that Distributor cure the default, unless Distributor cures the default within the 15 days, in which case this agreement continues unaffected by the notice.

       b. If WebTech terminates this agreement, it will fill any order received before the date of the termination of this agreement, regardless of the reason for the termination. Any Product delivered in these circumstances is covered by the warranty described in paragraphs 29 to 36.

74.    Termination by Distributor.

       a. Distributor may terminate this agreement without prejudice to any other remedy that it may have in law, equity or otherwise under this agreement

           i. immediately without notice if WebTech is in default as described in sub-paragraphs 70 (a) to (d), or

           ii. sixty days after Distributor has given WebTech a written notice that WebTech is in default under sub-paragraph 70 (e) and demands that WebTech cure the default, unless WebTech cures the default within the sixty days, in which case this agreement continues unaffected by the notice.

       b. If Distributor terminates this agreement, WebTech will fill any order received before the date of the termination of this agreement, regardless of the reason for the termination, unless Distributor specifically cancels an order as provided in this agreement. Any Product delivered in these circumstances is covered by the warranty described in paragraphs 29 to 36. If Distributor cancels an order for any reason other than WebTech's material breach as provided in sub-paragraph 70 (e), then Distributor must pay WebTech a cancellation fee equal to 15% of the price on Schedule A.

GENERAL PROVISIONS

75. Relationship. Distributor and WebTech are independent contractors. Nothing in this agreement creates a partnership, joint venture, agency or any relationship between the parties other than the distributorship created by this agreement. Neither will knowingly make false or misleading statements about the other, their products or relationship to each other.

76. Translations. Distributor may translate this agreement to any other language for use within the Territory, but the original, English version always governs interpretation of translated agreements.

77. Entire agreement. This is the entire agreement between the parties and supersedes any earlier or concurrent memos of understanding, proposals, or other understandings and agreements, whether written or oral, that the parties may have between them.

78. Waiver. No waiver by either party of its right to insist that the other party strictly perform this agreement constitutes a waiver of any provision of this agreement and the provisions of this agreement remain enforceable against the parties for all breaches or defaults in performance of this agreement.

79. Notice. Any thing, including notices and orders, that must be delivered under this agreement must be delivered by hand or transmitted by fax or e-mail to the party at the address or fax number given for the party on page 2 or to e-mail addresses provided from time to time. The parties may provide for another medium of delivery by mutual written consent. Any thing delivered by hand is deemed to have been received when it is delivered. Any thing transmitted by fax or e-mail is deemed to have been received when it is transmitted if it is transmitted before 4:30 pm and the next business day if it is transmitted after 4:30 pm. Notices to WebTech must be addressed to the attention of the director of sales. Notices to Distributor must be directed to the president or his designee.

80. Governing law. This agreement is governed by the laws of British Columbia and any dispute that arises out of this agreement must be resolved in British Columbia by arbitration under the Rules of Procedure established by the British Columbia International Arbitration Centre.

81. Independent legal advice. The parties acknowledge that this agreement was prepared by Jeffs & Company Law Corporation on behalf of and solely for Distributor and that it may contain terms and conditions onerous to WebTech. WebTech expressly acknowledge that Distributor has given WebTech adequate time to review this agreement and to seek and obtain independent legal advice and represent to Distributor that they have in fact sought and obtained independent legal advice and are satisfied with all the terms and conditions of this agreement.

82. Severance. Any provision of this agreement that is declared void by any competent authority is severed from this agreement without affecting the remaining provisions of this agreement unless the severance frustrates the purpose of this agreement.

83. Enurement. This agreement enures to the benefit of the parties' heirs, successors and permitted assigns.

84.    Time.  Time is of the essence of this agreement and any amendments to it.

85. Counterparts. This agreement may be signed in counterparts and delivered to the parties by fax; and the counterparts together constitute one original document.

THE PARTIES' SIGNATURES below are evidence of their agreement to the foregoing terms and conditions.

WEBTECH WIRELESS INC.                       GLOBAL AXXESS CORPORATION LIMITED


       /s/ Anwar Sukkarie                          /s/ William Friesen
---------------------------------------     ------------------------------------
Authorised signatory                        Authorised signatory

Signed on June 19, 2002                     Signed on June 19, 2002


WEBTECH WIRELESS INTERNATIONAL


       /s/ Anwar Sukkarie                          /s/ Wayne Tisdale
---------------------------------------     ------------------------------------
Authorised signatory                        Authorised signatory

Signed on June 19, 2002                     Signed on June 19, 2002

                                   SCHEDULE A
                To the Master Distributorship Agreement dated for
                 reference 19 June 2002 between WebTech Wireless
                      International, WebTech Wireless Inc.
                      and Global Axxess Corporation Limited

                               PRODUCTS AND PRICES


                       Version/                                                      Purchase
Product                Release       Description                                     volume*             Price
------------------------------------------------------------------------------------------------------------------------

                                                                                     Number of           Per Unit
WebTech hardware devices                                                             Units
-------------------------------------------------------------------------------------------------------------------------
Connector i1000        V2.1 and      Ruggedized GSM/GPRS/SMS high-speed              1-100               $499
                       above         Internet access device                          1,000               $375
-------------------------------------------------------------------------------------------------------------------------
Locator L2000+         V2.1 and      Vehicle services gateway device providing
                       above         location, Internet, and communication           1-100               $599
                                     services                                        1,000               $450
-------------------------------------------------------------------------------------------------------------------------
Locator T3000+         V2.1 and      All functions of L2000 plus telematics,
                       above         monitoring, and remote vehicle control          1-100               $699
                                     device                                          1,000               $525
-------------------------------------------------------------------------------------------------------------------------
                                                                                     Units activated     Per Unit
Software                                                                             to portal           activated
-------------------------------------------------------------------------------------------------------------------------
Quadrant VLS(TM)       R2.4 and      Wireless vehicle services portal with three-    1-2,000             $10/month
                       above         month data archive++                            2,001-5,000         $9/month
                                                                                     5,001-10,000        $8/month
-------------------------------------------------------------------------------------------------------------------------
Quadrant OnLine                      Maps                                            1-100               $100
+plus CD                                                                             1,000               $73
-------------------------------------------------------------------------------------------------------------------------
Mobile devices         Various       Windows CE PDA and in-vehicle display
forms
-------------------------------------------------------------------------------------------------------------------------

* Volume discounts apply only to purchase orders for lots of a minimum of 1,000 Units, which may contain any combination of Units.
+ Prices include the fourteen-month warranty. Post warranty software upgrades (including feature upgrades) are $50 per unit only if the upgrade offers extended functionality.
++ The portal service is subject to a one-time activation fee of $50/unit for every newly activated unit, which WebTech may discount for high volumes. WebTech will charge a reasonable fee for archiving data for longer than three months.

                                   SCHEDULE B
    To the Master Distributorship Agreement dated for reference 19 June 2002 between WebTech Wireless International, WebTech Wireless Inc.
                      and Global Axxess Corporation Limited

                                    THE TERRITORY

   Albania                                       Luxembourg
   Andorra                                       Macedonia
   Austria                                       Malta
   Belarus                                       Moldova
   Belgium                                       Monaco
   Bosnia & Herzogovina                          Netherlands
   Bulgaria                                      Norway
   Croatia                                       Poland
   Cyprus                                        Portugal
   Czech Republic                                Republic of Ireland
   Denmark                                       Romania
   Estonia                                       Russia
   Finland                                       San Marino
   France                                        Slovakia
   Germany                                       Slovenia
   Gibraltar                                     Spain
   Greece                                        Sweden
   Hungary                                       Switzerland
   Iceland                                       Turkey
   Italy                                         Ukraine
   Latvia                                        United Kingdom
   Liechtenstein                                 Vatican City (Holy Sea)
   Lithuania                                     Yugoslavia



Any country that is formed from a break up or joining of part or all of any of the countries listed above

                                   SCHEDULE C
                To the Master Distributorship Agreement dated for
                 reference 19 June 2002 between WebTech Wireless
                      International, WebTech Wireless Inc.
                      and Global Axxess Corporation Limited

                          RETURN MATERIAL AUTHORISATION



GENERAL PROCEDURE FOR RETURNING UNITS

WebTech will give Distributor a return material authorisation (RMA) number and send a soft copy of the RMA form to Distributor. Distributor must complete the RMA form and return it with the defective Unit. WebTech will send the returned Unit to its technical department for testing. The RMA form is attached as Appendix C-1.

WebTech's technical department will report to WebTech's customer service representative on the status of the returned Unit. Customer service will liaise with Distributor to determine whether Distributor wants the defective Unit replaced or repaired. If Distributor wants a new Unit, then Distributor must submit a new purchase order for the Unit with a $0.00 purchase price and WebTech will process the new purchase order.

If Distributor wants a replacement Unit as soon as possible (i.e. before the defective Unit is returned for testing), then Distributor must submit a new purchase order. If the returned Unit is defective, then WebTech will credit the amount of the new purchase order to Distributor's account.